Exhibit 99.1
SXC HEALTH SOLUTIONS COMPLETES ACQUISITION
OF MEDFUSIONRX, LLC
Lisle, Illinois, December 29, 2010, SXC Health Solutions Corp. (“SXC” or the “Company”) (NASDAQ: SXCI, TSX: SXC), a leading provider of pharmacy benefit management (PBM) services and health care information technology (HCIT) solutions to the healthcare benefits management industry, announced today the completion of the previously disclosed acquisition of MedfusionRx, LLC (“MedfusionRx”), a leading independent specialty pharmacy provider, for a purchase price of $100 million in cash, subject to a customary working capital adjustment, with an additional $5.5 million subject to the achievement of certain performance targets through the 2012 fiscal year. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expired at 11:59 p.m. Eastern Standard Time on December 24, 2010.
“We are very pleased to welcome MedfusionRx’s employees and customers into the SXC fold,” said Mark Thierer, President and CEO of SXC. “This acquisition will help transform our specialty pharmacy business by expanding our presence and enhancing our capabilities in this rapidly growing segment of the PBM industry. We are excited with the growth prospects of this acquisition and look forward to capitalizing on our revenue and cost saving synergy opportunities.”
About MedfusionRx, LLC
Founded in 2003, privately-held MedfusionRx, LLC (“MedfusionRx”) is a leading independent specialty pharmacy provider with significant expertise in providing high-touch clinical services to patients with complex chronic conditions. MedfusionRx is a licensed, accredited specialty pharmacy providing service in all 50 states. MedfusionRx specializes in the needs of patients with chronic diseases such as bleeding disorders, growth hormone deficiency, multiple sclerosis, rheumatoid arthritis, plaque psoriasis, Crohn’s disease and hepatitis C. MedfusionRx also specializes in medications for patients with cancer and in the preventive treatment of RSV. Based in Birmingham, Alabama, MedfusionRx also has a satellite pharmacy in Alabama and six additional pharmacies in Tennessee, Mississippi, West Virginia, Texas, Louisiana and Kansas. For more information please visit the company’s website located at www.medfusionrx.com.
About SXC Health Solutions Corp.
SXC Health Solutions Corp. is a leading provider of pharmacy benefits management (PBM) services and Health Care Information Technology (HCIT) solutions to the healthcare benefits management industry. The Company’s product offerings and solutions combine a wide range of PBM services and software applications, application service provider (ASP) processing services and professional services, designed for many of the largest organizations in the pharmaceutical supply chain, such as health plans, employers, federal, state and local governments, pharmacy benefit managers, retail pharmacy chains and other healthcare intermediaries. SXC is headquartered in Lisle, Illinois with 13 locations in the US and Canada. For more information please visit www.sxc.com.
Forward-Looking Statements
Certain statements included herein, including those that express management’s expectations or estimates of our future performance, constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies. We caution that such forward-looking statements involve known and unknown risks, uncertainties and other risks that may cause our actual financial results, performance, or achievements to be materially different from our estimated future results, performance or achievements expressed or implied by those forward-looking statements. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including without limitation, the possibility that the expected synergies, efficiencies and cost savings of the MedfusionRx transaction will not be realized, or will not be realized within the expected time period; the risk that the MedfusionRx business will not be integrated successfully; our ability to achieve increased market acceptance for our product offerings and penetrate new markets; consolidation in the healthcare industry; the existence of undetected errors or similar problems in our software products; our ability to identify and complete acquisitions, manage our growth and integrate acquisitions; our ability to compete successfully; potential liability for the use of incorrect or incomplete data; the length of the sales cycle for our healthcare software solutions; interruption of our operations due to outside sources; our dependence on key customers; maintaining our intellectual property rights and litigation involving intellectual property rights; our ability to obtain, use or successfully integrate third-party licensed technology; compliance with existing laws, regulations and industry initiatives and future change in laws or regulations in the healthcare industry; breach of our security by third parties; our dependence on the expertise of our key personnel; our access to sufficient capital to fund our future requirements; and potential write-offs of goodwill or other intangible assets. This list is not exhaustive of the factors that may affect any of our forward-looking statements. Other factors that should be considered are discussed from time to time in SXC’s filings with the U.S. Securities and Exchange Commission, including the risks and uncertainties discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent Form 10-Qs, which are available at www.sec.gov. Investors are cautioned not to put undue reliance on forward-looking statements. All subsequent written and oral forward-looking statements attributable to SXC or persons acting on our behalf are expressly qualified in their entirety by this notice. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise. Certain of the assumptions made in preparing forward-looking information and management’s expectations include: maintenance of our existing customers and contracts, our ability to market our products successfully to anticipated customers, the impact of increasing competition, the growth of prescription drug utilization rates at predicted levels, the retention of our key personnel, our customers continuing to process transactions at historical levels, that our systems will not be interrupted for any significant period of time, that our products will perform free of major errors, our ability to obtain financing on acceptable terms and that there will be no significant changes in the regulation of our business.
For more information, please contact:

Jeff Park	Susan Noonan	Dave Mason
Chief Financial Officer	Investor Relations — U.S.	Investor Relations — Canada
SXC Health Solutions Corp.	S.A. Noonan Communications	The Equicom Group Inc.
Tel: (630) 577-3100	(212) 966-3650	416-815-0700 ext. 237
investors@sxc.com	susan@sanoonan.com	dmason@equicomgroup.com